UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2008 (March 26, 2008)

SINO CLEAN ENERGY INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51753	75-2882833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room 2205, Suite A, Zhengxin Building, No. 5, Gaoxin 1st Road, Gao Xin District,
Xi’an, Shaanxi Province, People’s Republic of China

(Address of Principal Executive Offices)

(8629) 8209-1099

(Issuer Telephone number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Sino Clean Energy Inc. (the “Registrant” or the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On March 26, 2008, the Company concluded that it will need to restate its previously issued consolidated financial statements for the year ended December 31, 2006 (the “2006 Financial Statements”) and that such financial statements should no longer be relied upon.  Accordingly, the Company will restate its financial statements for fiscal 2006 to make the accounting adjustments described in more detail below.

The Company’s determination to restate the 2006 Financial Statements arose from the following adjustment:  the Company incorrectly classified certain properties that do not meet all of the criteria for classification as “held-for-sale”, and that do not constitute part of the discontinued component because they are not assets of discontinued operations.  Rental income, net of depreciation and other expenses, related to these properties and a related provision for income taxes were incorrectly included in the results of discontinued operations.  In addition, the Company will also reclassify various amounts to conform to proper presentation of the restated financial statements, including reclassification of the pre-paid land use right from intangible assets. The Company will also reallocate accounts receivable, other receivable, inventories of discontinued operations and discontinued operations assets held for sale from discontinued operations.  In addition, accounts payable and taxes payable of discontinued operation will also be reclassified from discontinued operations.   The Company will also: (1) retroactively adjust the share capital by deeming that the three for one forward stock split that took effect on August 20, 2007 as of the beginning of the earliest period presented, and (2) reclassify bank charges that were incorrectly classified as finance cost.

The Company has determined that the above described errors and adjustments, when aggregated, are material with respect to the Company’s 2006 fiscal year and its 2006 Financial Statements and thus it has decided to restate its consolidated statements of income (operations) and comprehensive income (“Income Statement”), consolidated balance sheets (“Balance Sheet”), and its consolidated statements of cash flows (“Statement of Cash Flow”) contained in the 2006 Financial Statements included with the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.  The restatement, related adjustments, and the schedules showing the impact of the adjustments on the relevant captions from the Company’s 2006 Financial Statements will be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (“2007 Annual Report”) and in the Company’s amended 2006 Annual Report (“Amended 2006 Annual Report”). The restatement will not affect net income as previously reported in the Company's Financial Statements.  Further, the Company expects that the adjustments referred to in this Item 4.02(a) will not materially affect the Company's current cash position or financial condition.  The impact of these matters on the Company's internal control over financial reporting and disclosure controls and procedures shall be evaluated and disclosed by the Company in its 2007 Annual Report.  The Company expects to file its 2007 Annual Report on or before April 15, 2008 and expects to file its Amended 2006 Annual Report concurrently with the 2007 Annual report, or as soon as practicable thereafter.

The Company’s executive officers have discussed the above-described matters disclosed in this Item 4.02(a) with Yu and Associates CPA Corporation, the company's independent registered public accounting firm.

[Signatures Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2008	SINO CLEAN ENERGY INC. (Registrant)

	By:	/s/ Baowen Ren
Baowen Ren Chief Executive Officer